Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No.  333-109363 of PanAmerican Bancorp on Form S-3 of our report dated March 11, 2005 on the financial statements of PanAmerican Bancorp appearing in the 2004 Form 10-K of PanAmerican Bancorp and to the reference of us under the heading “Experts” in the prospectus.

/s/ Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Fort Lauderdale, Florida

August 4, 2005